Exhibit 10.11

Agreement for House Lease / Advance Lease Trade House in Shanghai

                                (Agreement No.:)

Both Parties of this Agreement:
Lessor (Party A): Liu, Dong-Lin
[ ]Lease[ ]
Lessee (Party B):

Advance Lessor (Party A): Kid Castle Educational Corporation
[ ]Advance Lease [ ]
Advance Lessee (Party B):

In accordance with the "Agreement Law of the People of Republic of China" and the "Ordinances of House Lease in Shanghai", abbreviated as the stipulations of the "Ordinances", both parties, on the basis of equality, volition, fairness, honesty and credibility, and through identical negotiation, sign this Agreement of the fact that Party B leases trade house (house / trade house) which can be leased (leased / advance leased),

1.   Situation of Lease or Advance Lease House

1-1 The house that Party A leases to Party B is located at Room 22D, No. (intentionally blank), Alley 1436, Changde Road, Putuo Zone (hereinafter abbreviated as "this House")

The building area of this House lease and real measurement ([ ]lease[ ]real measurement) is 166.70 square meters. The purpose of this House is for accommodation, the type of this House is a new workshop, and the structure is three rooms and two living rooms. Please see the flat blueprint in Appendix (1) of this Agreement. Party A has presented to Party B:

1) [ ] Lease [ ] Real estate ownership certificate / Real estate ownership certificate; Certificate No.: Hu-fang-di-pu-tzu (2002) No. 028875

2) [ ] Advance Lease [ ] Advance sale permit certificate [ ] Permit certificate no.: [ ]

1-2 Party A is the real estate obligee (real estate obligee) of this House establishes the lease relationship with Party B. Before signing this Agreement, Party A has notified Party B that this House has not (has not) been mortgaged.

1-3 Party A and Party B have listed the use range, terms and requirements of the public or proper location of this House, the current decoration, auxiliary equipment, equipment status, the content, standards and necessary matters concerned, that Party A agrees Party B to renovate, and set the support equipment, in Appendix (2) and (3) of this Agreement. Party A and Party B have agreed these appendices as the examination basis when Party A hands over this House and when this Agreement terminates, Party B returns this House to Party A.

2.   Purpose of Lease

2-1 Party B promises Party A that leasing this House is for accommodation and complies with the stipulations of house use and realty management in this country and this city.

2-2 Party B guarantees not to alter the use purpose agreed in the last clause without authorization, before obtaining the written agreement of Party A and the approval of the department concerned within the lease term.

3.   Handover Date and Lease Term

3-1 Party A and Party B have agreed that Party A shall hand over this House to Party B before

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November 30, 2002. The house lease term of [ ]lease[ ] commences from December
1, 2002 to November 30, 2004. The house lease term of[ ] advance lease[ ] commences from the date of signing handover document for using the advance lease trade house to (intentionally blank) (mm / dd / yyyy).

3-2 When the lease term has expired, Party A has rights to reclaim this House and Party B shall return it as scheduled. If Party B needs to continue renting this House, Party B shall present the written requirement for renewing the lease to Party A one month prior to the expiry of the lease term. After obtaining the agreement of Party A, both parties shall re-sign another lease agreement.

4.   Rental, Payment Method and Term

4-1 Party A and Party B have agreed the rental for this House is (intentionally blank) dollar(s) per square meter of the building area of this House.[ ]Lease [ ] he total monthly rental is RMB 5,500 (capitalization: FIVE THOUSAND AND FIVE HUNDRED RMB [ ].[ ] Advance Lease[ ] the monthly rental is calculated on the basis of the building area actually measured in the handover use document of the advance lease trade house of Party A and Party B.

The rental of this House has no alteration within two years. Both parties can carry out adjustment of the rental through negotiation from the third year. As for the matters for adjustment, Party A and Party B make agreement in the supplementary articles.

4-2 Party B shall pay Party A the rental before the (intentionally blank) day of each month. Party B shall pay a penalty, 2% of the daily rental for each overdue day.

4-3 The payment method of Party B is as follows: Party B shall pay the rental once per two months, total ELEVEN THOUSAND RMB. (The following is intentionally left blank.)

5.   Deposit and Other Expenses

5-1 Party A and Party B have agreed that when Party A hands over this House, Party B shall pay Party A the deposit for the house lease. The deposit is the rental of one month, equal to FIVE THOUSAND AND FIVE HUNDRED RMB.

After collecting the deposit, Party A shall issue the collection receipt for Party B.

When the lease relationship terminates, the deposit for the house lease that Party A collects, apart from for the expenses that Party B shall pay, the remaining shall be returned to Party B without interest included.

5-2 Within the lease term, Party B (Party B) shall be obligated for the expenses, such as water, electricity, gas, communication, equipment, realty management, (intentionally blank), etc. Party B (Party B) shall be obligated for the other expenses concerned.

5-3 The calculation, apportion, payment method and time of the above-mentioned expenses that Party B (Party B) shall be obligated for: Party B shall be obligated for the expenses from the first day of moving into this House. (The following is intentionally left blank.)

6.   Requirements for Using this House and Obligations for Maintenance

6-1 Within the lease term, when finding that this House or the auxiliary facilities are broken or malfunctioning, Party B shall notify Party A to repair in time. Party A shall carry out the maintenance within three days after receiving Party B's advice. If those repairs are overdue, so that Party B cannot enjoy the maintenance service, Party B can, on his own behalf, carry out the maintenance and Party A shall be obligated for the expenses occurred.

6-2 Within the lease term, Party B shall properly use and take care of this House and its auxiliary facilities. If the improper or unreasonable use by Party B results in the damage, destruction or malfunction of this House and its auxiliary facilities, Party B shall be obligated for the repair. If Party B does not carry out the repair, Party A can, on his own behalf, carry out the repair and Party B shall be obligated for the expense.

6-3 Within the lease term, Party A shall guarantee that this House and its auxiliary facilities remain in normal, usable and safe condition. If Party A needs to carry out the examination and

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maintenance of this House, Party A shall notify Party B ten days in advance.
When the examination and maintenance is carried out, Party B shall cooperate. Party A shall reduce the impact on the use by Party B of this House.

6-4 Apart from Appendix (3) of this Agreement, if the extra renovation or installation of auxiliary facilities and equipment is needed, Party B shall obtain the written agreement of Party A. In accordance with the regulations, for those which need approval by the departments concerned, Party A shall (Party A / Party A entrusts Party B) report to the departments concerned for approval of the implementation. Party A and Party B make another written agreement for the maintenance obligation of the auxiliary facilities and equipment that Party B installs.

7.   Status of this House Returned

7-1 Unless Party A agrees Party B to renew the lease, Party B shall return this House within fifteen days prior to the expiry of the lease term. Party B shall pay Party A ((intentionally blank) per square meter for each overdue day for the use expense that this House is occupied during this period, without Party A's approval for the delay of returning this House.

7-2 This House that Party B returns shall coordinate with the normal use status. Party A shall examine this House when this House is returned. Both parties shall settle their own obligated expenses.

8.   Sublease, Transfer and Exchange

8-1 Unless Party A has agreed Party B to sublease in the supplementary articles of this Agreement, Party B shall receive the written agreement of Party A in advance within the lease term to sublease part or all of this House to others. However, the same house for accommodation cannot be separated for sublease.

8-2 When subleasing this House, Party B shall make a written sublease agreement with the sublessee and register at the zone, or county, real estate transaction center, or the farm system processing division, where this House is located, in accordance with the regulations.

8-3 Within the lease term, when transferring the lease of this House to others, or exchanging this House with the house that others rent, Party B shall obtain the written agreement of Party A. After the transfer and exchange, the transferee or exchangee of the lease right of this House shall sign the lease main body alteration agreement with Party A to continue implementing this Agreement. 8-4 Within the lease term, if selling this House is needed, Party A shall notify Party B more than three months in advance. Party B, under the same terms, has a preferential purchase right.

9.   Termination of the Terms in this Agreement

9-1 Party A and Party B have agreed to terminate this Agreement within the lease term if one of the following situations occurs. Both parties have no obligations for the following situation.

         (1) The land use right within the range occupied by this House is withdrawn ahead of time;

         (2) Due to the social public interests, this House is expropriated by law;

         (3) Due to the requirement of city construction, this House is, by law, listed within the range that dismantling is permitted;

         (4) This House is destroyed, catches fire, or is identified as a dangerous house;

         (5) Party A has informed Party B that this House was mortgaged before the lease and now is penalized;

         (6) (This is intentionally left blank.)

9-2 Party A and Party B have agreed that either party can give the other party written notice of the termination of this Agreement if occurs one of the situations which follow. The party which violates this Agreement shall pay the other party a penalty according to___times of the monthly rental. If the paid penalty is insufficient for the loss caused, the other party shall compensate the difference between the penalty and the loss caused.

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(1) If Party A does not hand over this House as scheduled, and still does not hand over within seven days after Party B urges the notification;

(2) This House that Party A hands over does not comply with the regulations of this Agreement and this results in failing to realize the purpose of the lease; or imperfection existing in this House that Party A hands over endangers the safety of Party B;

(3) Party B does not obtain the written agreement of Party A for altering the purpose of this House, which results in the destruction of this House;

(4) The reasons caused by Party B lead to the structural damage to the main body of this House;

(5) Party B subleases this House, transfers the lease right of this House or exchanges the leased house with others without authorization;

(6) The overdue unpaid rental of Party B has accumulated to more than the monthly rental;

(7) (This is intentionally left blank.)

10.  Obligations of Breaking this Agreement

10-1 When imperfection exists in this House handed over, Party A shall carry out the repair within three days from the handover date. If this House is not repaired as scheduled, Party A shall agree to reduce the rental and alter the articles concerning the rental.

10-2 If Party A does not inform Party B that this House is mortgaged or the ownership transfer has been limited before leasing this House, which results in loss to Party B, Party A shall be obligated for the compensation.

10-3 Within the lease term, When Party A does not implement the obligation for maintenance stipulated in this Agreement as scheduled, which results in the destruction of this House, the financial loss to, or assault and battery of, Party B, Party A shall be obligated for the compensation.

10-4 Within the lease term, when Party A terminates this Agreement without authorization and reclaims this House ahead of time, which is not a situation stipulated in this Agreement, Party A shall pay Party B the penalty calculated on the basis of twice the daily rental, according to the days ahead of time. If the penalty is insufficient to pay the loss of Party B, Party A shall be obligated for the compensation.

10-5 If Party B renovates this House or installs auxiliary facilities, without obtaining the written agreement of Party A or exceeding the range stipulated in the written agreement of Party A, Party A shall ask Party B to restore this House to its original status (restores this House to its original status / compensates the loss).

10-6 Within the lease term, Party B terminates the lease without authorization halfway, which is not a situation stipulated in this Agreement, Party B shall pay Party A a penalty, (intentionally blank) times more than the rental of termination days ahead of time. If the penalty is insufficient to pay the loss of Party A, Party B shall be obligated for the compensation. Party A can deduct it from the lease deposit. If the deposit is insufficient, Party B shall pay the insufficient part.

10-7 Party A agrees that within the second year of the lease term, Party B can inform Party A of the termination of this Agreement one month in advance, and shall not bear the burden of any obligation for breaking this Agreement.

11.  Other Articles

11-1 Within the lease, if Party A needs to mortgage this House, Party A shall notify Party B by a written communication, and promises Party B that after this House is mortgaged, the party involved agrees to deal with this House at a discount, or sell this House. Party A shall inquire of Party B about the opinion of this House thirty days prior to executing the above-mentioned methods. 11-2 This agreement comes into effect within one day from both parties signing. After coming into effect 15 days, Party A shall be obligated to register at the zone, or county, real estate transaction center, or farm system processing division, for keeping on record, and collect the certificate for house lease registration for keeping on record. After this Agreement has completed registration for keeping on record, if this Agreement is altered or terminated, Party A (Party A) shall

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process the registration of alteration and termination at the original registration organization within 15 days from this Agreement being altered or terminated. If Party A does not process the house lease, alteration or termination registration for keeping on record, Party A shall be obligated for the lawful disputes caused by this.

11-3 If there are matters that this Agreement does not take care of, Party A and Party B can make supplementary articles through identical negotiation. The supplementary articles and appendix are inseparable parts of this Agreement. The words filled in this Agreement, the supplementary articles and appendices, have the same effectiveness as these types.

11-4 When Party A and Party B sign this Agreement, both parties become acquainted with each party's rights, obligations and responsibilities, and strictly implement in accordance with the regulations stipulated in this Agreement. If one party breaks this Agreement, the other has rights to claim for the compensation in accordance with the regulations stipulated in this Agreement.

11-5 If a dispute occurs in the process of implementing this Agreement by Party A and Party B, this shall be solved through negotiation. If the negotiation cannot succeed, both parties agree to select one of the following methods for solution:

(1)  Submit to Shanghai Arbitration Committee for arbitration;

(2)  Conduct a suit at a People's Court

11-6 This Agreement with the appendices is made in triplicate. Amongst these, Party A and Party B each hold one copy. (Shanghai / (intentionally blank)Zone / County) real estate transaction center or Processing Division, Farm Bureau, and Shanghai Junhong Real Estate Agency Co., Ltd. each hold one copy separately. Both copies have the same effectiveness.

11-7 Party A agrees to prepare a refrigerator, rice cooker and microwave oven for the use of between three and six people, in the kitchen, a soft suite (sofas + tea table) in the living room, two televisions and two cabinets for televisions (one suite is for the living room and the other is for a room), a table for the use of six people (table + chairs), a clotheshorse for the use of three people, six single beds, a bath suite, a heater in the public bathroom, four air conditioners, three wardrobes and a shoe closet when handing over this House to Party B.

11-8 Party A agrees that after Shanghai Junhong Real Estate Agency Co., Ltd. provides Party B the invoices whose amount is equal to the house lease use, Party B shall make the payment within 25 days of receiving the above-mentioned invoices handed over by Shanghai Junhong Real Estate Agency Co., Ltd., who shall hand over the payment to Party A within three working days of receiving this payment. (The following is intentionally left blank.)

Lessor (Party A): Chung, Kuo-Ping and                        Lessee (Party B): Kid Castle Educational
Liu,Ching                                                    Corporation
Nationality: PRC                                             Nationality:
Legal Representative: Liu, Dong-Lin                          Legal Representative:
Registration Certificate / ID No.:                           Registration Certificate / ID No.:
310108570729443
Address: Room 307, No. 86, Shilan Third Village              Address:
Zip Code:                                                    Zip Code:
Tel. No.: 62050337                                           Tel. No.: 62893482
Contract Representative:                                     Contract Representative:
Signature and Seal Affixed:                                  Signature and Seal Affixed:
Date of this Agreement: November 15, 2002                    Date of this Agreement:
Location of Signing this Agreement: Meeting Room, Kid        Location of Signing this Agreement:
Castle Educational Corporation

Name of Agency Organization: Shanghai Junhong Real Estate Agency Co., Ltd Name of Agent: Zhong, Chun-Ming

Certificate No. of Agent: November 15, 2002

House Lease Agreement
A04092001A

Party A: (Lessor) Xu, Xu-Zhang

Party B: (Lessee): Kid Castle Educational Corporation

1. Party A leases Party B this House located in Room 6, No. 278, Tongren Road, Jingan Zone for accommodation.

2.   Lease Term:

The lease term of this House is one year, from February 1, 2002 to January 30, 2003.

3.   Rental of this House and Payment Method

Both parties have agreed that the monthly rental is one thousand three hundred RMB. The payment method is: pay for one month and deposit of the monthly rental. The deposit is one thousand and three hundred RMB. Within the lease term, Party B shall not terminate the lease; otherwise the penalty will be deducted from the deposit.

4. The rental of this House shall be paid on the first day of paying the rental each time. Any excuse is not allowed. If Party B still does not pay Party A the rental within ten days, after more than ten days, Party A has rights to terminate this Agreement and to let others. Party A will ask the receivables on demand and look into Party B's obligations for breaking this Agreement.

5. Within the lease term, Party B shall be obligated for the expenses concerning the renovation for this House (including the necessary expenses of the departments concerned), expenses for water, electricity, telephone, sanitary and security.

6. Within the lease term, Party B shall not put any stuff forbidden or make some illegal things in this House and transfer the lease of this House to others.

7.   Safekeeping and Maintenance of this House

Party B shall be obligated for the maintenance and safekeeping of the leased house and the equipment. Without Party A's approval, Party B shall not re-equip and dismantle the main body structure of this House.

8.   Obligations for Breaking this Agreement

Within the lease term, if one party terminates this Agreement, this party shall notify the other party one month in advance. It comes into effect through the approval of both parties. If breaking this Agreement, the party breaking this Agreement shall compensate the economic loss for the other party. If a reason that cannot be resisted, such as municipal transition, batch lease, etc., this Agreement terminates automatically. The rental will be refunded in accordance with the end date, a supplemental payment for any deficiency.

9. This Agreement is made in triplicate. Party A and Party B each hold one copy and the witness holds one copy.

10.  This Agreement comes into effect from signing and sealing this Agreement.

11.  Note:

Party A: Xu, Xu-Zhang               Party B: Wang, Ming-Fah          Witness:
Certificate No.                     Certificate No.:
Tel. No.: 62443585                  Tel. No.: 62892114

Kid Castle Educational Corporation

                              House Lease Agreement

Agreement No.: A041002032A

Party A (Lessor):  Party B (Lessee): Kid Castle Educational Corporation

Party A and Party B have been through comprehensive negotiation to agree the following matters concerning the real estate lease. This Agreement is made and obeyed mutually.

Article 1

Party A leases this house, located in Room 2, No. 29, No. 1400, Beijing West Road, Shanghai, with its auxiliary garden (the use area of this House is 64 square meters; that of the small garden is 80 square meters) to Party B of his own volition.

The fundamental status of the good equipment within this House: one shower, one telephone, one flush toilet; no others.

Article 2

The lease term that Party A and Party B have agreed is two years, from July 1, 2002 to June 30, 2004. After the expiry of the lease, Party B has priority to renew the lease of this House. Another agreement for this shall be made.

The monthly rental of this House is THREE THOUSAND RMB (capitalization). The rental is settled once per two months. Party B shall pay the first-term rental (equal to the rental of two months), SIX THOUSAND RMB (capitalization) when this Agreement is made. After that, the rental shall be paid to Party A within the end date of the expiry of the lease of two moths.

Party B shall pay Party A the deposit for the two-year use of this House, THREE THOUSAND RMB (capitalization). When Party B pays Party A the deposit, Party A shall issue the collection receipt. The deposit for this House shall be returned to Party B when this Agreement is terminated. Party A shall not detain the deposit due to the disagreement or any reason.

Article 3 Payment Method

The firstly payment is by the method of [ ]cash [ ] remittance. Party A shall provide Party B the duty paid invoices within ten days of receiving the remittance.

After that, Party A shall provide duty paid invoice each time and notify Party B the bank name, Bank of China, Central City branch, and the account no. 4031101-070069414. Party B shall pay Party A the rental by remittance.

Article 4

When Party B uses the above-mentioned House, the land use right within the range of this building belongs to Party B.

Article 5

Party A guarantees that the real estate ownership of the above-mentioned house is clear. If ownership disputes or debts related to Party A occur, Party A shall be obligated for this and burden the civil prosecution responsibility. Party A shall be obligated to compensate for the economic loss of Party B. Party A agrees Party B to rent the above-mentioned house for the purpose of warehouse or other rooms.

Party A also guarantees that all the water, electricity and gas within the lease house are usable. Party B shall be obligated for the coming expenses for water, electricity and gas.

(Index of water meter: 630, index of electricity meter: 5015, index of gas meter: 1418 on the date of Party B's moving in)

Article 6 Within the lease term, Party A shall guarantee and undertake the burden of the following obligations:

1. The above-mentioned real estate meets the use requirements of the house to let.

2. Party A shall be obligated for the periodical examination for the auxiliary equipment and the expense for the maintenance of the normal house. Party A shall compensate for the loss of Party B or a third party, due to the delay of repair.

3. Party A shall be obligated for the taxes on demand within the lease term and make the payment in the departments concerned within one month of signing this Agreement.

Article 7 Within the lease term, Party B guarantee and undertake the burden of the following obligations:

1. Party B shall provide Party A the help for the normal examination and maintenance of this house.

2. If transferring the lease to a third party or exchanging houses with a third party, it is necessary to obtain the approval of Party A.

3. Party B shall compensate or provide the repair due to improper use or other man-made reasons which result in the destruction of the house or equipment.

4.   Party B shall obey the law and shall not use this house for illegal events.

Article 8

Obligations for Breaking this Agreement: If either party cannot implement the articles stipulated in this Agreement or violates the national or local regulations concerning the real estate, the other party has rights to terminate this Agreement ahead of time. The party who claims for the termination of this Agreement shall notify the other party. This Agreement terminates from the other party's receiving the advice. The party concerned shall be obligated for the loss caused by the termination of this Agreement.

Article 9

If irresistible reasons result in the destruction of the lease house or equipment, both parties shall not be obligated for this.

Article 10

If a dispute occurs in the process of implementing this Agreement, Party A and Party B shall solve this by negotiation. If the negotiation cannot succeed, either party can apply to the Shanghai Arbitration Committee for accommodation or arbitration, and agrees to obey the arbitration rules and principles of the arbitration committee.

Article 11

If Party A withdraws the house within the effective term of this Agreement, Party A shall notify Party B two months in advance and return the rental for the remaining days in the same month, and the deposit paid by Party B, and compensate the rental of one month, THREE THOUSAND RMB for the penalty.

If Party B terminates the lease within the effective term of this Agreement, Party B shall notify Party A one month in advance. Party A shall return the rental for the remaining days in the same month, and the deposit paid by Party B but Party A has rights to detain the deposits, THREE THOUSAND RMB, paid by Party B for the penalty.

Article 12 If some matters that this Agreement does not take care of, Party A and Party B can make another agreement. The supplementary agreement has the same effectiveness as this Agreement from both parties' signing.

Article 13 This Agreement is made in quadruplicate. Party A holds one copy and Party B holds three copies.

Party A: Huei, Yun-Qiu                     Party B:  Kid Castle Educational Corporation
Representative: (Tel) 62476672             Representative: <<seal>>
Date: June 18, 2002                        Date: June 18, 2002